Exhibit 99.B(d)(1)(C)(iii)

November 14, 2008

Todd Modic

Senior Vice President

ING Investments, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ  85258

Dear Mr. Modic:

Pursuant to the Management Agreement dated February 25, 2004, as amended, between ING Investors Trust and ING Investments, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Oppenheimer Active Asset Allocation Portfolio (the “Portfolio”), a newly established series of ING Investors Trust, effective November 17, 2008, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Funds to the Amended Schedule A of the Agreement.  The Amended Schedule A, with the annual investment management fee indicated for the Portfolio, is attached hereto.

Please signify your acceptance to act as Manager under the Agreement with respect to the aforementioned Portfolio.

Very sincerely,

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:

ING Investments, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Investors Trust

AMENDED SCHEDULE A

with respect to the

MANAGEMENT AGREEMENT

between

ING INVESTORS TRUST
and
ING INVESTMENTS, LLC

Series	Effective Date	Annual Investment Management Fee
		(as a percentage of average daily net assets)

ING Disciplined Small Cap Value Portfolio		0.55% on first $500 million 0.50% on next $500 million 0.45% on assets thereafter

ING Global Real Estate Portfolio		0.80% on first $250 million 0.775% on next $250 million 0.70% of assets in excess of $500 million

ING LifeStyle Aggressive Growth Portfolio		0.14%

ING LifeStyle Conservative Portfolio(1)		0.14%

ING LifeStyle Growth Portfolio		0.14%

ING LifeStyle Moderate Growth Portfolio		0.14%

ING LifeStyle Moderate Portfolio		0.14%

ING Oppenheimer Active Asset Allocation Portfolio	November 17, 2008	0.25% on all assets

ING VP Index Plus International Equity Portfolio		0.45%

(1)           The initial term of ING LifeStyle Conservative Portfolio under this Agreement commenced on October 17, 2007